                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): June 11, 2003.


                             KEY3MEDIA GROUP, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                        1-16061                 95-4799962
(State or other Jurisdiction         (Commission File            (IRS Employer
      of incorporation)                   Number)            Identification No.)

                         5700 Wilshire Blvd., Suite 325
                             Los Angeles, CA 90036
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (323) 954-6000


                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

     As previously reported, on February 3, 2003, Key3Media Group, Inc. (the "Company") and the following of its direct and indirect subsidiaries, Key3Media Events, Inc., Key3Media BCR Events, Inc., Key3Media VON Events, Inc., Key3Media Advertising, Inc. and Key3Media BioSec Corporation (collectively, the "Debtors"), filed for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court")(Case No. 03-10323). On June 4, 2003, the Bankruptcy Court held a Confirmation Hearing on the Debtors' First Amended Joint Plan of Reorganization. At the conclusion of this hearing, the Bankruptcy Court confirmed the Plan of Reorganization with certain minor modifications (as so modified, the "Plan"). On June 6, 2003, the Bankruptcy Court signed its order(the "Confirmation Order") confirming the Plan, which was entered on the Bankruptcy Court's docket on June 11, 2003. A copy of the Confirmation Order, including the Plan, is attached as Exhibit 2.1 to this Form 8-K.

     The Plan provides for the restructuring of the Debtors' liabilities in a manner designed (a) to maximize aggregate recoveries to the creditors of the Debtors and (b) to enhance the financial viability of the Debtors. Among other things, the Plan provides for

     (a) Replacement of the Company's Prepetition Secured Credit Facility with $37.5 million of new senior secured notes, and approximately $12.3 million of new unsecured subordinated notes;

     (b) Conversion of $62 million of secured debt held by the Thomas Weisel Strategic Opportunities Partners, L.P., Thomas Weisel Capital Partners, L.P., TWP CEO Founders' Circle (AI), L.P., TWP CEO Founders' Circle (QP), L.P., Thomas Weisel Capital Partners Employee Fund, L.P. (collectively, the "Weisel Funds"), including debt arising under the Company's post-petition debtor-in-possession financing agreement, into a majority of the Company's new common stock;

     (c) A distribution to prepetition general unsecured creditors of a pro rata share of (i) $2,650,000 cash, (ii) 40 percent of the net proceeds from certain insurance litigation claim recoveries up to a maximum of $10 million,
(iii) either transferable warrants to purchase 500,000 shares of the Company's new common stock at a price of $6.20 per share exercisable at any time on or prior to July 1, 2007 or, in certain cases, the cash value of the warrants (iv) in certain cases, rights to purchase 1,000,000 shares of new common stock for $6.20 per share, and (v) proceeds, if any, of certain other potential litigation claims as described in the Plan; and

     (d) Cancellation and extinguishment of all old equity interests including common shares of Key3Media Group, Inc.

     The Plan authorizes the issuance of up to 11.6 million shares of new common stock of the Company of which approximately 10.1 million shares have been issued to the Weisel Funds and 1.5 million shares are reserved for issuance upon exercise of warrants and rights to purchase.

     Information as to the assets and liabilities of the Company as of May 31, 2003 is filed as Exhibit 99.1 hereto and incorporated herein by this reference.


Item 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) EXHIBITS

2.1 Confirmation Order approving attached First Amended Joint Plan of Reorganization of the Company and its Debtor Subsidiaries (as modified), signed as of June 6, 2003 and entered on June 11, 2003.

99.1  Statement of Assets and Liabilities of the Company as of May 31, 2003.


                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     KEY3MEDIA GROUP, INC.

      Dated: June 26, 2003              By:  /s/ Robert Priest-Heck
                                             -------------------------
                                        Name:  Robert Priest-Heck
                                        Title: Chief Executive Officer

                                 EXHIBIT INDEX



Exhibit No.        Description
-----------        -----------

2.1 Confirmation Order approving attached First Amended Joint Plan of Reorganization of the Company and its Debtor Subsidiaries (as modified), signed as of June 6, 2003 and entered on June 11, 2003.

99.1                Statement of Assets and Liabilities of the Company as of May
                    31, 2003.